Elevation Series Trust 485APOS

Exhibit 99.(e)(5)

Amendment #3 to the Distribution Agreement

This Amendment #3 to the Distribution Agreement is entered into on December 26, 2025 (the “Amendment”) by and among each of Elevation Series Trust, a Delaware statutory trust (the “Trust”), on behalf of each of its series listed on Exhibit A hereto (each, a “Fund” and collectively, the “Funds”), and Paralel Distributors LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Distributor and the Trust a previously entered into the Distribution Agreement, dated as of June 30, 2025 (as amended, restated, modified or supplemented from time to time, the “Agreement”) pursuant to which it provides underwriting and other services to the Funds; and

WHEREAS, the Distributor and the Trust wish to amend the amended Exhibit A to the Agreement to reflect the addition of certain new funds (each, a “New Fund”).

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.	Exhibit A of the Agreement is superseded and replaced with the Exhibit A attached hereto, with the effective date of each New Fund as set forth within.

2.	The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ELEVATION SERIES TRUST

A Delaware statutory trust

By:	/s/ Bradley Swenson

Name:	Bradley Swenson

Title:	President

PARALEL DISTRIBUTORS LLC

A Delaware limited liability company

By:	/s/ Jeremy May

Name:	Jeremy May

Title:	Chief Executive Officer

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EXHIBIT A

Funds

Fund Name	Ticker	Effective Date
The Disciplined Growth Investors Fund	DGIFX	June 30, 2025
The Disciplined Growth Investors Equity Fund	DGIQX	December 29, 2025
Vulcan Value Partners Fund (Investor Class)	VVPLX	September 12, 2025
Vulcan Value Partners Fund (Institutional Class)	VVILX	September 12, 2025
Vulcan Value Partners Small Cap Fund (Investor Class)	VVPSX	September 12, 2025
Vulcan Value Partners Small Cap Fund (Institutional Class)	VVISX	September 12, 2025

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